                                                                    EXHIBIT 4.10

================================================================================

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      AMONG

                         ATLAS AIR, INC., AS DEPOSITOR,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                              AS PROPERTY TRUSTEE,

                          FIRST CHICAGO DELAWARE INC.,
                              AS DELAWARE TRUSTEE,

                                       AND

                  THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                        DATED AS OF _______________, 1999

                              ATLAS AIR CAPITAL II

============================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1.      Definitions.............................................2

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

Section 2.1.      Name...................................................16
Section 2.2.      Office of the Delaware Trustee; Principal Place
                     of Business.........................................16
Section 2.3.      Initial Contribution of Trust Property;
                     Organizational Expenses.............................16
Section 2.4.      Issuance of the Preferred Securities...................16
Section 2.5.      Issuance of the Common Securities; Subscription
                     and Purchase of Debt Securities.....................17
Section 2.6.      Declaration of Trust...................................18
Section 2.7.      Authorization to Enter into Certain
                     Transactions........................................18
Section 2.8.      Assets of Trust........................................23
Section 2.9.      Title to Trust Property................................23

                                   ARTICLE III

                                 PAYMENT ACCOUNT

Section 3.1.      Payment Account........................................23

                                   ARTICLE IV

                      DISTRIBUTIONS; REDEMPTION; REPAYMENT

Section 4.1.      Distributions..........................................24
Section 4.2.      Redemption.............................................26
Section 4.3.      Subordination of Common Securities.....................28
Section 4.4.      Payment Procedures.....................................29
Section 4.5.      Tax Returns and Reports................................29
Section 4.6.      Payment of Taxes, Duties, Etc. of the Trust............30
Section 4.7.      Payments under Indenture...............................30
Section 4.8.      Repayment at Option of Holders.........................30


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                                                                         Page
                                                                         ----

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

Section 5.1.      Initial Ownership......................................32
Section 5.2.      The Trust Securities Certificates......................32
Section 5.3.      Execution and Delivery of Trust Securities
                     Certificates........................................33
Section 5.4.      Registration of Transfer and Exchange of
                     Preferred Securities Certificates...................33
Section 5.5.      Mutilated, Destroyed, Lost or Stolen Trust
                     Securities Certificates.............................34
Section 5.6.      Persons Deemed Securityholders.........................35
Section 5.7.      Access to List of Securityholders, Names and
                     Addresses...........................................35
Section 5.8.      Maintenance of Office or Agency........................35
Section 5.9.      Appointment of Paying Agent............................35
Section 5.10.     Ownership of Common Securities by Depositor............36
Section 5.11.     Book-Entry Preferred Securities Certificates;
                     Common Securities Certificate.......................37
Section 5.12.     Notices to Clearing Agency.............................38
Section 5.13.     Definitive Preferred Securities Certificates...........38
Section 5.14.     Rights of Securityholders..............................39

                                   ARTICLE VI

                 ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.1.      Limitations on Voting Rights...........................42
Section 6.2.      Notice of Meetings.....................................44
Section 6.3.      Meetings of Preferred Securityholders..................44
Section 6.4.      Voting Rights..........................................44
Section 6.5.      Proxies, etc...........................................45
Section 6.6.      Securityholder Action by Written Consent...............45
Section 6.7.      Record Date for Voting and Other Purposes..............45
Section 6.8.      Acts of Securityholders................................46
Section 6.9.      Inspection of Records..................................47

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.1.      Representations and Warranties of the Bank, the
                     Property Trustee and the Delaware Trustee...........48


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                                                                         ----

Section 7.2.      Representations and Warranties of Depositor............50

                                  ARTICLE VIII

                                  THE TRUSTEES

Section 8.1.      Certain Duties and Responsibilities....................50
Section 8.2.      Certain Notices........................................52
Section 8.3.      Certain Rights of Property Trustee.....................52
Section 8.4.      Not Responsible for Recitals or Issuance of
                     Securities..........................................55
Section 8.5.      May Hold Securities....................................56
Section 8.6.      Compensation; Indemnity; Fees..........................56
Section 8.7.      Corporate Property Trustee Required;
                     Eligibility of Trustees.............................57
Section 8.8.      Conflicting Interests..................................58
Section 8.9.      Co-Trustees and Separate Trustee.......................58
Section 8.10.     Resignation and Removal; Appointment of
                     Successor...........................................60
Section 8.11.     Acceptance of Appointment by Successor.................62
Section 8.12.     Merger, Conversion, Consolidation or Succession
                     to Business.........................................63
Section 8.13.     Preferential Collection of Claims Against
                     Depositor or Trust..................................64
Section 8.14.     Reports by Property Trustee............................65
Section 8.15.     Reports to the Property Trustee........................65
Section 8.16.     Evidence of Compliance with Conditions
                     Precedent...........................................66
Section 8.17.     Number of Trustees.....................................66
Section 8.18.     Delegation of Power....................................67

                                   ARTICLE IX

                       TERMINATION, LIQUIDATION AND MERGER

Section 9.1.      Termination Upon Expiration Date.......................67
Section 9.2.      Early Termination......................................67
Section 9.3.      Termination............................................68
Section 9.4.      Liquidation............................................68
Section 9.5.      Mergers, Consolidations, Amalgamations or
                     Replacements of the Trust...........................70

                                    ARTICLE X

                   MISCELLANEOUS PROVISIONS; REMARKETING

Section 10.1.     Limitation of Rights of Securityholders................72
Section 10.2.     Amendment..............................................72
Section 10.3.     Separability...........................................74


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                                                                        Page
                                                                        ----

Section 10.4.     Governing Law..........................................74
Section 10.5.     Payments Due on Non-Business Day.......................74
Section 10.6.     Successors.............................................74
Section 10.7.     Headings...............................................74
Section 10.8.     Reports, Notices and Demands...........................74
Section 10.9.     Agreement Not to Petition..............................75
Section 10.10.    Trust Indenture Act; Conflict with Trust
                     Indenture Act.......................................76
Section 10.11.    Remarketing............................................76
Section 10.12.    Acceptance of Terms of Trust Agreement,
                     Guarantee and Indenture.............................79


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                              ATLAS AIR CAPITAL II

            Certain Sections of this Trust Agreement Relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

                                                         Trust
Trust Indenture                                        Agreement
  Act Section                                           Section
  -----------                                           -------

310 (a)(1).........................................      8.7
    (a)(2).........................................      8.7
    (a)(3).........................................      8.9
    (a)(4).........................................      2.7(a)(ii)
    (b)............................................      8.8
311 (a)............................................      8.13
    (b)............................................      8.13
312 (a)............................................      5.7
    (b)............................................      5.7
    (c)............................................      5.7
313 (a)............................................      8.14(a)
    (a)(4).........................................      8.14(b)
    (b)............................................      8.14(b)
    (c)............................................      10.8
    (d)............................................      8.14(c)
314 (a) . .........................................      8.15
    (b)............................................      Not Applicable
    (c)(1).........................................      8.16
    (c)(2).........................................      8.16
    (c)(3).........................................      Not Applicable
    (d)............................................      Not Applicable
    (e)............................................      1.1, 8.16
315 (a)............................................      8.1(a), 8.3(a)
    (b)............................................      8.2, 10.8
    (c)............................................      8.1(a)
    (d)............................................      8.1, 8.3
    (e)............................................      Not Applicable
316 (a)............................................      Not Applicable
    (a)(1)(A)......................................      Not Applicable
    (a)(1)(B)......................................      Not Applicable
    (a)(2).........................................      Not Applicable
    (b)............................................      5.14
    (c)............................................      6.7
317 (a)(1).........................................      Not Applicable
    (a)(2).........................................      Not Applicable
    (b)............................................      5.9
318 (a)............................................      10.10
-----------------

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.


                                      -v-
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            Amended and Restated Trust Agreement, dated as of __________, 1999, among (i) Atlas Air, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware Inc., a Delaware corporation, as
Delaware trustee (the "Delaware Trustee"), (iv)   , an individual,   , an
individual and ______________, an individual, each of whose address is c/o
Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.


                           W I T N E S S E T H :

            WHEREAS, the Depositor and the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of April 22, 1999 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on April 23, 1999, attached as Exhibit A; and

            WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the Acquisition by the Trust from the Depositor of all of the right, title and interest in the Debt Securities and (iv) the appointment of the Administrative Trustees;

            NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS


Section 1.1.      Definitions.

            For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

            "Act" has the meaning specified in Section 6.8.

            "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debt Securities for such period.

            "Additional Sums" has the meaning specified in Section ______ of the Indenture.


            "Administrative Trustee" means each of     ,     and    , solely in
such Person's capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.


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                                      -3-


            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Atlas" means Atlas Air, Inc., a Delaware corporation.

            "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are legal holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

            "Bank" has the meaning specified in the preamble to this Trust Agreement.

            "Bankruptcy Event" means, with respect to any Person:

            (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an Assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

            "Bankruptcy Laws" has the meaning specified in Section 10.9.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

            "Book-Entry Preferred Securities Certificates" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.11.


            "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the cities of New York, Chicago and Denver are authorized or required by law or executive order to remain closed, or
(c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Indenture Trustee is closed for business.


            "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

            "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date" means the First Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Security" means an undivided beneficial interest in the
assets of the Trust, having a Liquidation Amount of $     and having the rights
provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

            "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.


            "Corporate Trust Office" means the principal office of the Property Trustee located in Chicago, Illinois or principal office of any successor Property Trustee.


            "Coupon Rate" has the meaning specified in Section 4.1(b).

            "Debt Securities" means the aggregate principal amount of the Depositor's Debt Securities issued pursuant to the Indenture.

            "Debt Securities Issuer" means Atlas Air, Inc., a Delaware corporation.


            "Debt Securities Repayment Price" means, with respect to any Debt Securities put to the Depositor on ___, ___, an amount per Debt Security equal
to $   , plus accrued and unpaid interest (including deferred interest, if any).


            "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Secu-rities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 5.11(a) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

            "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

            "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

            "Depositor" has the meaning specified in the preamble to this Trust Agreement.

            "Direct Action" has the meaning specified in Section 5.14(c).

            "Distribution Date" has the meaning specified in Section 4.1(a).

            "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

            "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a)    the occurrence of an Indenture Event of Default; or

            (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

            (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

            (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trus-tees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

            "Exchange Agent" means the Person acting as Property Trustee.

            "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

            "Expiration Date" has the meaning specified in Section 9.1.

            "Failed Remarketing" has the meaning specified in Section 5.4(b) of the Purchase Contract Agreement.

            "First Time of Delivery" has the meaning specified in the Underwriting Agreement.

            "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.


            "Indenture" means the Debt Securities Indenture, dated as of April ___, 1999, between the Depositor and the Indenture Trustee, as trustee, as amended or supplemented from time to time.


            "Indenture Event of Default" means an "Event of Default" as defined in the Indenture.

            "Indenture Redemption Date" means, with respect to any Debt Securities to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

            "Indenture Trustee" means The First National Bank of Chicago, a national banking association and any successor thereto.

            "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

            "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

            "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debt Securities to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debt Securities to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debt Securities are distributed.


            "Liquidation Amount" means the stated amount of $   per
Trust Security.



            "Liquidation Date" means the date on which Debt Securities are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.4(a).

            "Liquidation Distribution" has the meaning specified in
Section 9.4(d).

            "Ministerial Action" means the taking of an action, such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse affect on the Trust, the Depositor, the Trustees or the Holders of the Securities and will involve no material cost.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

            "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

            "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

            (a) Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

            (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and
            (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

            "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency

Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

            "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

            "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debt Securities will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

            "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.


            "Pledge Agreement" means the Pledge Agreement dated as of , 1999 among the Depositor, , as collateral agent (the "Collateral Agent") and custodial agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary") and The First National Bank of Chicago as purchase contract agent (the "Purchase Contract Agent").



            "Preferred Security" means an undivided beneficial interest in the
assets of the Trust, having a Liquidation Amount of $    and having the rights
provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.


            "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

            "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

            "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.


            "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of , 1999 between The First National Bank of Chicago, as Purchase Contract Agent, and the Depositor.


            "Purchase Contract Settlement Date" means       ,     .

            "Put Option" has the meaning specified in Section 4.8.

            "Put Option Exercise Date" has the meaning in Section 4.8.

            "Put Option Repayment Price" has the meaning in Section 4.8.


            "Quotation Agent" means (i)                     and its respective
successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Depositor shall substitute therefor another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Depositor.


            "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Indenture Redemption Date and the stated maturity of the Debt Securities shall be a Redemption Date for a Like Amount of Trust Securities.

            "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debt Securities, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

            "Relevant Trustee" shall have the meaning specified in Section
8.10.


            "Remarketing Agent" means                     , or such other
persons who shall be the remarketing agent under the Remarketing Agreement.

            "Remarketing Agreement" means the Remarketing Agreement among the Debt Securities Issuer, the Trust, The First National Bank of Chicago, as Purchase Contract Agent, and the Remarketing Agent.

            "Remarketing Date" shall mean the third Business Day immediately preceding the Purchase Contract Settlement Date.


            "Reset Agent" means         , a nationally recognized investment
banking firm chosen by the Depositor to determine the Reset Rate.


            "Reset Announcement Date" means the tenth Business Day immediately preceding the Purchase Contract Settlement Date.


            "Reset Rate" means the distribution rate per annum (to be determined by the Reset Agent), equal to the sum of (X) the Reset Spread and (Y) the rate of interest on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date that the Preferred Securities should bear in order for the Preferred Securities to have an approximate market value of ___% of their aggregate stated liquidation amount on the third Business Day immediately preceding the Purchase Contract Settlement Date; provided, that the Depositor may limit such Reset Spread to be no higher than ___ basis points (___%) and the Depositor shall limit the Reset Rate, if applicable, to the maximum rate permitted by applicable law.


            "Reset Spread" means a spread amount to be determined by the Reset Agent on the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

            "Second Time of Delivery" has the meaning specified in the Underwriting Agreement.

            "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.


            "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

            "Successor Securities" shall have the meaning specified in
Section 9.5.

            "Supplemental Remarketing Agreement" means the agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among Atlas, the Trust (if applicable), The First National Bank of Chicago, and the Remarketing Agent.

            "Termination Event" has the meaning set forth in Section 1.1 of the Purchase Contract Agreement.

            "Time of Delivery" means, collectively, the First Time of Delivery and the Second Time of Delivery.

            "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Treasury Securities" has the meaning set forth in Section 1.1 of the Purchase Contract Agreement.

            "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

            "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trust Property" means (a) the Debt Securities, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.


            "Trust Security" means any one of the Common Securities or the Preferred Securities.

            "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

            "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

            "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Securities, as agreed upon by the Depositor and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Depositor) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Depositor) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Depositor) which may include the Reset Agent or an Affiliate thereof.

            "Underwriting Agreement" means the Pricing Agreement, dated as of ________, 1999, among the Trust, the Depositor and the underwriters named therein incorporating the Underwriting Agreement dated __________, 1999.


                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST


Section 2.1. Name.

            The Trust continued hereby shall be known as "Atlas Air Capital II," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

            The address of the Delaware Trustee in the State of Delaware is c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801, Attention:
Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401.

Section 2.3. Initial Contribution of Trust Property; Organizational Expenses.

            The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4. Issuance of the Preferred Securities.

            On _________, 1999 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2 and 5.3 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of Preferred Securities having an aggregate Liquidation Amount of $__________, against receipt of such aggregate purchase price of such Preferred Securities of $_________, which amount the Administrative Trustee shall promptly deliver to the Property Trustee. If there is a Second Time of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2 and 5.3 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of up to Preferred Securities having an aggregate Liquidation Amount of up to $________, against receipt of such aggregate purchase price of such Preferred Securities of $__________, which amount such Administrative Trustees shall promptly deliver to the Property Trustee, on the date specified pursuant to the Underwriting Agreement.


Section 2.5. Issuance of the Common Securities; Subscription and Purchase of
             Debt Securities.


            Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2 and 5.3 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $__________ against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debt Securities, registered in the name of the Trust and having an aggregate principal amount equal to $__________, and, in satisfaction of the purchase price for such Debt Securities, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $____________. If there is a Second Time of Delivery, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2 and 5.3 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to Common Securities having an aggregate Liquidation Amount of up to $_________ against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debt Securities, registered in the name of the Trust and having an aggregate principal amount of up to $__________, and, in satisfaction of the purchase price for such Debt Securities, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the amount received from one of the Administrative Trustees pursuant to the last sentence of Section 2.4.

Section 2.6. Declaration of Trust.

            The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debt Securities, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act.

Section 2.7. Authorization to Enter into Certain Transactions.

            (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

             (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                  (A)   the issuance and sale of the Trust Securities;

                  (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                  (C) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                  (D) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                  (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debt Securities to the Securityholders in accordance with this Trust Agreement;

                  (F) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                  (G) registering transfer of the Trust Securities in accordance with this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) unless otherwise determined by the Depositor, the Property
            Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trus-

            tees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

                  (J) the entering into of a Debt Security purchase agreement and Common Securities purchase agreement with the Depositor;

                  (K) the giving to the Depositor and the Property Trustee
            prompt written notice of the occurrence of an Investment Company Event; provided that the Administrative Trustees shall consult with the Depositor before taking any Ministerial Action in relation to an Investment Company Event; and

                  (L) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

            (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A)   the establishment of the Payment Account;

                  (B) the receipt of the Debt Securities;

                  (C) the collection of interest, principal and any other
            payments made in respect of the Debt Securities in the Payment Account;

                  (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

                  (E) the exercise of all of the rights, powers and privileges of a holder of the Debt Securities;

                  (F) the sending of notices of default and other information regarding the Trust Securities and the Debt Securities to the Securityholders in accordance with this Trust Agreement;

                  (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement, the
            winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) after an Event of Default the taking of any action
            incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);


                  (J) the engagement in such Ministerial Action as shall be
            necessary, appropriate, convenient or incidental to effect repayment of the Preferred Securities and the Common Securities to the extent the Debt Securities mature or are redeemed or the Put Option is exercised; and


                  (K) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in
            Section 2.7(a)(i).

            (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interest therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

            (c) In connection with the issue and sale of the Preferred Securities, and, if necessary, the remarketing of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

             (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

            (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

           (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

            (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

             (v) the negotiation of the terms of the Remarketing Agreement, the Supplemental Remarketing Agreement and theUnderwriting Agreement providing for the sale of the Preferred
      Securities;

            (vi) the execution and entering into of the Underwriting Agreement, the Remarketing Agreement, the Debt Securities purchase agreement and Common Securities purchase agreement and, if applicable, the Supplemental Remarketing Agreement; and

           (vii) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

            (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or taxed as a corporation for United States Federal income tax purposes and so that the Debt Securities will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

Section 2.8. Assets of Trust.

            The assets of the Trust shall consist of the Trust Property.

Section 2.9. Title to Trust Property.

            Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

Section 3.1. Payment Account.

            (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclu-sive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

            (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debt Securities. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                      DISTRIBUTIONS; REDEMPTION; REPAYMENT

Section 4.1. Distributions.

            (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from ____________, _________, and, except in the event that the Depositor exercises its right to defer the payment of interest on the Debt Securities pursuant to the Indenture, shall be payable quarterly in arrears on __________, ______, _________ and ___________ of each year, commencing on ______________, 1999. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

            (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, as a practical matter, the Distributions on the Trust Securities shall be payable at a rate of ___% per annum (the "Coupon Rate") of the Liquidation Amount of the Trust Securities through and including , and at the Reset Rate thereafter, such rates being the rates of interest payable on the Debt Securities to be held by the property Trustee. Distributions in arrears for more than one quarter will accumulate and compound quarterly at the rate per annum of % through and including , and at the Reset Rate thereafter (to the extent permitted by applicable law). Distributions that are deferred will continue to accumulate at a rate per annum of % through and including , and at the Reset Rate thereafter, compounded quarterly through the deferral period to the extent permitted by applicable law. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

            (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

            (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

            (e) The Coupon Rate on the Trust Securities (as well as the interest rate on the Debt Securities) will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will be in effect on and after the Purchase Contract Settlement Date). On the Reset Announcement Date, the Reset Spread and the Two-Year Benchmark Treasury to be used to determine the Reset Rate will be announced by the Depositor. On the Business Day immediately following the Reset Announcement Date, the Holders of Trust Securities will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Depositor. Such notice shall be sufficiently given to Holders of Securities if published in an Authorized Newspaper.

            (f) Not later than seven calendar days nor more than 15 calendar days prior to the Reset Announcement Date, the Depositor will request DTC or its nominee (or any successor Clearing Agency or its nominee) to notify the Owners of Preferred Securities and Clearing Agency Participants holding Preferred Securities of such Reset Announcement Date.

Section 4.2. Redemption.

            (a) On each Indenture Redemption Date and on the stated maturity of the Debt Securities, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

            (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

             (i)  the Redemption Date;

            (ii)  the Redemption Price;

           (iii)  the CUSIP number;

            (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

             (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

            (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

            (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust or such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

            (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.


(f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions
(equal to $   or an integral multiple of $   in excess thereof) of the
Liquidation Amount of Preferred Securities of a denomination larger than $ . The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.


Section 4.3. Subordination of Common Securities.

            (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods ter-minating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

            (b) In the case of the occurrence of any Event of Default resulting from any Indenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.4. Payment Procedures.

            Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

Section 4.5. Tax Returns and Reports.

            The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 4.6. Payment of Taxes, Duties, Etc. of the Trust.

            Upon receipt under the Debt Securities of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.





Section 4.7. Repayment at Option of Holders.



            (a) If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date, shall have the right (the "Put Option") on the Business Day immediately following _____, _____ to require the Trust to distribute their pro rata share of the Debt Securities to the Exchange Agent and to require the Exchange Agent to put such Debt Securities to the Debt Securities Issuer on behalf of such holders on _____, _____, upon at least three Business Days' prior notice (the "Put Option Exercise Date"), at a repayment price of $___, ___ per Trust Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions if any) thereon to the date of payment (the "Put Option Repayment Price").


            (b) The Exchange Agent shall obtain funds to pay the Put Option Repayment Price of Trust Securities being repaid un-der the Put Option through presentation by it to the Debt Securities Issuer of Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities for repayment on the Put Option Exercise Date at the Put Option Repayment Price.

            (c) In order for the Trust Securities to be repaid on the Put Option Exercise Date, the Trust must receive on or prior to 4:00 p.m. on the third Business Day immediately preceding the Put Option Exercise Date, at the Corporate Trust Office or the New York Office of the Property Trustee (who will in turn notify the Exchange Agent), the Trust Securities to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof or otherwise accompanying such Trust Security duly completed. Any such notice received by the Trust shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Trust Securities for repayment shall be determined by the Trust, whose determination shall be final and binding.

            (d) Payment of the Put Option Repayment Price to Holders of Trust Securities shall be made at the Corporate Trust Office of the Exchange Agent, provided that the Debt Securities Issuer has paid the Exchange Agent a sufficient amount of cash in connection with the related repayment of the Debt Securities no later than 1:00 p.m., New York City time, on the Put Option Exercise Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by such Holders. If the Exchange Agent holds immediately available funds sufficient to pay the Put Option Repayment Price of such Trust Securities, then, immediately prior to the close of business on the Put Option Exercise Date, such Trust Securities will cease to be outstanding and Distributions thereon will cease to accrue, whether or not Trust Securities are delivered to the Property Trustee, and all other rights of the Holder in respect of such Trust Securities, including the Holder's right to require the Trust to repay such Trust Securities, shall terminate and lapse (other than the right to receive the Put Option Repayment Price but without interest on such Put Option Repayment Price). Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Trust Securities for which repayment has been elected. If payment of the Put Option Repayment Price in respect of Trust Securities is (i) improperly withheld or refused and not paid either by the Exchange Agent or by the Depositor as guarantor pursuant to the Guarantee, or (ii) not paid by the Exchange Agent as the result of an Event of Default with respect to the Debt Securities presented for repayment as described in Section 4.8(b), Distributions on such Trust Securities will continue to accrue from and including the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Put Option Repayment Price.


            (e) The Debt Securities Issuer will request, not later than seven nor more than 15 calendar days prior to _____, _____ (the date on which some or all of the Preferred Securities could be remarketed in the manner described in
Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) that the Clearing Agency notify the Owners of Preferred Securities of such remarketing and of the procedures that must be followed if an Owner of Preferred Securities wishes to exercise such holder's rights with respect to the Put Option.


                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

Section 5.1. Initial Ownership.

            Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 5.2. The Trust Securities Certificates.


            The Preferred Securities Certificates shall be issued in minimum
denominations of $     Liquidation Amount and integral multiples of $     in
excess thereof, and the Common Securities Certificates shall be issued in
denominations of $       Liquidation Amount and integral multiples thereof. The
Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities

Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

Section 5.3. Execution and Delivery of Trust Securities Certificates.

            At each Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

Section 5.4. Registration of Transfer and Exchange of Preferred Securities
             Certificates.

            The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8. a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

            Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

            The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

            Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee in accordance with such Person's customary practice.

            No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

Section 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

            If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute con-clusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.6. Persons Deemed Securityholders.

            The Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 5.7. Access to List of Securityholders, Names and Addresses.

            Securityholders and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.8. Maintenance of Office or Agency.

            The Administrative Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401, as its principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

Section 5.9. Appointment of Paying Agent.

            The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10. Ownership of Common Securities by Depositor.


            At each Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section ____ of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE OTHER THAN AS SET FORTH IN THE TRUST AGREEMENT (AS DEFINED BELOW)."

Section 5.11. Book-Entry Preferred Securities Certificates; Common Securities
              Certificate.

            (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

             (i) the provisions of this Section 5.11(a) shall be in full force and effect;

            (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

           (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
      Section 5.11 shall control; and

            (iv) the rights of the owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit pay-ments on the Preferred Securities to such Clearing Agency Participants.

            (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

Section 5.12. Notices to Clearing Agency.

            To the extent that a notice or other communication to the owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13. Definitive Preferred Securities Certificates.

            If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Indenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Administrative Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

Section 5.14. Rights of Securityholders.

            (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            (b) For so long as any Preferred Securities remain Outstanding, if, upon an Indenture Event of Default, the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debt Securities fail to declare the principal of all of the Debt Securities to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debt Securities shall become immediately due and payable.

            At any time after such a declaration of acceleration with respect to the Debt Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Pre-ferred Securities, by written notice to the Property Trustee, the Depositor and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

             (i) the Depositor has paid or deposited with the Indenture Trustee a sum sufficient to pay

                  (A) all overdue installments of interest (including any
            Additional Interest (as defined in the Indenture)) on all of the Debt Securities,

                  (B) the principal of (and premium, if any, on) any Debt
            Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities, and

                  (C) all sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property Trustee, their agents and counsel; and

            (ii) all Events of Default with respect to the Debt Securities, other than the non-payment of the principal of the Debt Securities which has become due solely by such acceleration, have been cured or waived as provided in Section _____ of the Indenture.

            The Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security. No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Book-Entry Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(c).

            (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon an Indenture Event of Default specified in Section ______ or ______ of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section ___ of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debt Securities having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). In connection with any such Direct Action, the Holders of the Common Securities will be subrogated to the rights of any Holder of the Preferred Securities to the extent of any payment made by the Depositor to such Holder of Preferred Securities as a result of such Direct Action. Except as set forth in Section 5.14(b) and (c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debt Securities.

                                   ARTICLE VI

                 ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.1. Limitations on Voting Rights.

            (a) Except as provided in this Section, in Sections 5.14, 8.10 and
10.2 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.


            (b) So long as any Debt Securities are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to such Debt Securities, (ii) waive any past default which is waivable under Section _____ of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debt Securities shall be due and payable or (iv) consent to an amendment, modification or termination of the Indenture or the Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of the Holders of more than a majority of the aggregate principal amount of Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of at least the same proportion in Liquidation Amount of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Debt Securities. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

            (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66 2/3% in Liquidation Amount of the Outstanding Trust Securities; provided, however, that if an amendment affects only the powers, preferences or special rights of Preferred Securities or Common Securities, then such 66 2/3% approval is required only from the affected class. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cause the Trust to fail or cause to be classified as a grantor trust for United States Federal income tax purposes.

            (d) In the event the consent of the Property Trustee as holder of the Debt Securities is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment or modification and shall vote with respect to such amendment or modification as directed by the Holders of a majority in Liquidation Amount of the Trust Securities voting together as a single class; provided, however that where a consent under the Indenture would require the consent of more than a majority of the aggregate principal amount of Debt Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in an aggregate Liquidation Amount of the Trust Securities; provided further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of Trust Securities under this
Section 6.1(d) unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action and that each Holder of Trust Securities will be treated as owning an undivided beneficial ownership interest in the corresponding Debt Securities.

Section 6.2. Notice of Meetings.

            The Administrative Trustees will direct the Property Trustee to cause a notice of all meetings of the Preferred Securityholders to be given pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. Each such notice will include a statement setting forth (i) the date, time and place of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote, and
(iii) instructions for the delivery of proxies. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3. Meetings of Preferred Securityholders.

            No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at anytime in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

            Preferred Securityholders of record of 50% of the outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

            If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4. Voting Rights.


Securityholders shall be entitled to one vote for each $    of Liquidation
Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote. Notwithstanding the preceding sentence, any Pre-ferred Securities that are owned by the Depositor, the Trustees or any Affiliate of the Depositor or any Trustee, will not be entitled to vote and will, for purposes of voting, be treated as if such Preferred Securities were not outstanding; provided, however, that the foregoing limitation on voting shall not apply if all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any Affiliate of the Depositor or any Trustee.

Section 6.5. Proxies, etc.

            At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.6. Securityholder Action by Written Consent.


            Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without notice if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.


Section 6.7. Record Date for Voting and Other Purposes.

            For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the

Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 6.8. Acts of Securityholders.


            Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.


            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

            The ownership of Preferred Securities shall be proved by the Securities Register.

            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any

Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

            Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

            If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.




Section 6.9. Inspection of Records.

            Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties of the Bank, the Property Trustee
             and the Delaware Trustee.

            The Bank, Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

            (a) the Property Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

            (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

            (c) the Delaware Trustee is a Delaware corporation duly organized, validly existing and in good standing in the State of Delaware;


            (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement and satisfies for the Trust Section 3807 of the Delaware Business Trust Act;


            (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (f) the execution, deliver and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property

      Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

            (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware;

            (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before an governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

Section 7.2. Representations and Warranties of Depositor.

            The Depositor hereby represents and warrants for the benefit of the Securityholders that:

            (a) the Trust Securities Certificates issued at each Time of Delivery on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

            (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                                  THE TRUSTEES

Section 8.1. Certain Duties and Responsibilities.

            (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful miscon-duct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.


            (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms thereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

            (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Property Trustee shall not be liable with respect to an action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power con-ferred upon the Property Trustee under this Trust Agreement;

           (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debt Securities and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

            (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and


             (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor of their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.


Section 8.2. Certain Notices.

            Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

            Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debt Securities pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

Section 8.3. Certain Rights of Property Trustee.

            Subject to the provisions of Section 8.1:

            (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

            (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

            (d) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee

      (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

            (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or re-registration thereof;

            (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

            (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

            (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

            (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action,
      (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

            (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

            No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 8.4. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debt Securities.

Section 8.5. May Hold Securities.

            Except as provided in the definition of the term "Outstanding" in
Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.6. Compensation; Indemnity; Fees.

            The Depositor agrees:

            (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

            (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee,
      (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; and

            (d) to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section 8.6 and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

            The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

            No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

            The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

Section 8.7. Corporate Property Trustee Required; Eligibility of Trustees.

            (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property

Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

            (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 8.8. Conflicting Interests.

            If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 8.9. Co-Trustees and Separate Trustee.

            Unless an Event of Default shall have occurred and be continuing, at anytime or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any Jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Adminis-trative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee jointly with the Property Trustee, of al1 or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

            Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

            Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

            (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

            (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Indenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

            (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

            (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

            (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10. Resignation and Removal; Appointment of Successor.

            No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

            Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.


            Unless an Indenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If an Indenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

            If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Indenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Indenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when an Indenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

            The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

            Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

Section 8.11. Acceptance of Appointment by Successor.

            In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without an further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

            In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which
(a) shall contain such provisions as shall be necessary or de-sirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

            Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

            No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Property Trustee or the Delaware Trustee maybe merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.13. Preferential Collection of Claims Against Depositor or Trust.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities (or, if the Trust Securities are Discount Securities, such portion of the liquidation amount as may be specified in the terms of such Trust Securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

            Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the

Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.14. Reports by Property Trustee.


            (a) Not later than May 15 of each year commencing with May 15,     ,
      the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of such December 31 with respect to:


             (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

            (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

           (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

            (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

            (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

Section 8.15. Reports to the Property Trustee.

            The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner an at the times required by Section 314 of the Trust Indenture Act.

Section 8.16. Evidence of Compliance with Conditions Precedent.

            Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

Section 8.17. Number of Trustees.

            (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

            (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

            (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 8.18. Delegation of Power.

            (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

            (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

                                   ARTICLE IX


                      DISSOLUTION, LIQUIDATION AND MERGER

Section 9.1. Dissolution Upon Expiration Date.

            Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2054 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

Section 9.2. Early Dissolution.

            The first to occur of any of the following events is an "Early Termination Event" upon which the Trust shall be deemed dissolved:


            (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;


            (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to dissolve the Trust and distribute Debt Securities to Securityholders in exchange for the Preferred Securities;


            (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debt Securities;

            (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; and

            (e) the occurrence and continuation of an Investment Company Event; provided, however, that if there is an opportunity to eliminate the Investment Company Event by taking some Ministerial Action within 90 days of the occurrence of the Investment Company Event, the Administrative Trustees shall pursue such Ministerial Action and such Investment Company Event shall not be deemed to be an Early Termination Event hereunder.

Section 9.3. Termination.

            The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

Section 9.4. Liquidation.


            (a) If an Early Termination Event specified in clause (a), (b), (d) or (e) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of
Debt Securities with an interest rate equal to  % if on or prior to   ,   and
the Reset Rate thereafter and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Securities, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register.
All notices of liquidation shall:


             (i)  state the Liquidation Date;

            (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debt Securities; and

           (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debt Securities, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.


            (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debt Securities to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debt Securities in exchange for the Outstanding Trust Securities Certificates.


            (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates representing a Like Amount of Debt Securities will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange,
(iii) the Depositor shall use its reasonable efforts to have the Debt Securities listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debt Securities, accruing interest at the rate provided for in the Debt Securities from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no patents of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debt Securities) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debt Securities upon surrender of Trust Securities Certificates.

            (d) In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debt Securities in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines. In such event Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.


Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the
             Trust.


            The Trust may not merge with or into, consolidate, amalgamate, convert into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any person, except pursuant to this
Section 9.5 or Section 9.4. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, convert into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred

Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease does not adversely affect the rights preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (b) following such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease, the Trust or the successor entity will continue to be treated as a grantor trust for U.S. federal income tax purposes, and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities, at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, convert into, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, conversion, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                    ARTICLE X

                   MISCELLANEOUS PROVISIONS; REMARKETING

Section 10.1. Limitation of Rights of Securityholders.

            The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2. Amendment.


            (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement pursuant to Section 10.2 shall become effective when notice thereof is given to the Securityholders.


            (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

            (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

            (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

            (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

            (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

            (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers, Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 10.3. Separability.

            In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4. Governing Law.

            This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 10.5. Payments Due on Non-Business Day.

            If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

Section 10.6. Successors.

            This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article ________ of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

Section 10.7. Headings.

            The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 10.8. Reports, Notices and Demands.

            Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon an Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401,
Attention: Chief Financial Officer, facsimile no. (303) 526-5051. Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

            Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126,Chicago, Illinois 60670-0126 Attention: Corporate Trust Services Division; (b) with respect to the Delaware Trustee, to First Chicago Delaware Inc., c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of Atlas Air Capital II." Such notice, demand or other communication to or upon the Trust or e Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 10.9. Agreement Not to Petition.

            Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

            (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

            (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

            (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control . If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded , the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

            (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 10.11. Remarketing.

            (a) The Debt Securities Issuer will request, not later than 7 nor more than 15 calendar days prior to the Remarketing Date that the Clearing Agency notify the Holders of Preferred Securities of the Remarketing and of the procedures that must be followed if a Holder of Preferred Securities wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

            (b) later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Preferred Securities may elect to have Preferred Securities held by such Holder remarketed. Holders of Preferred Securities shall give notice of their election to have such Preferred Securities remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Property Trustee, based on the notices received by it prior to such time, shall notify the Trust, the Depositor and the Remarketing Agent of the number of Preferred Securities to be tendered for remarketing.

            (c) The right of each Holder to have Preferred Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities, at a price of not less than 100% of the stated liquidation amount thereof plus accrued and unpaid distributions thereon, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.


            (d) On the Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket at a price equal to approximately __% of the aggregate liquidation amount thereof, Preferred Securities tendered or deemed tendered for purchase.


            (e) If none of the Holders elect to have Preferred Securities held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Remarketing Date.

            (f) If the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, subject to the terms of the Remarketing Agreement, to be the lowest rate per annum that will enable it to remarket all Preferred Securities tendered or deemed tendered for remarketing.

            (g) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Preferred Securities tendered or deemed tendered for purchase or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, a Failed Remarketing shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Debt Securities Issuer, Property Trustee, Delaware Trustee and Clearing Agency.

            (h) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, Debt Securities Issuer, Property Trustee, Delaware Trustee and Clearing Agency of the Reset Rate determined in the Remarketing and the number of Preferred Securities sold in the remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the number of Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Preferred Securities purchased through the facilities of the Clearing Agency.

            (i) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

            (j) If any Holder selling Preferred Securities in the remarketing fails to deliver such Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Preferred Securities in the remarketing may deliver to any such other Person a number of Preferred Securities that is less than the number of Preferred Securities that otherwise was to be purchased by such person. In such event, the number of Preferred Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser number of Preferred Securities shall constitute good delivery.

            (k) The Remarketing Agent is not obligated to purchase any Preferred Securities in a remarketing or otherwise. Neither the Trust, any Trustee, the Depositor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities for remarketing.

            (l) The tender and settlement procedures set forth in this Section 10.11, including provisions for payment by purchasers of Preferred Securities in the remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Preferred Securities at the time of the remarketing, to facilitate the tendering and remarketing of Preferred Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth in Article 6 or
Section 10.2, modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent (as defined in the Remarketing Agreement) shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Preferred Securities and they shall rely solely upon written notice from the Depositor and the Trust (which the Depositor and the Trust agree to provide prior to the tenth Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

Section 10.12. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

            THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A

BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.


                                        ATLAS AIR, INC., as Depositor


                                        By:_____________________________________
                                        Name:
                                        Title:


                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Property Trustee

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        FIRST CHICAGO DELAWARE INC.,
                                        as Delaware Trustee

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        ________________________________________
                                        [               ],
                                        as Administrative Trustee

                                        ________________________________________
                                        [               ],
                                        as Administrative Trustee

                                        ________________________________________
                                        [               ],
                                        as Administrative Trustee

                                       A-2
                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                              ATLAS AIR CAPITAL II



            THIS Certificate of Trust of Atlas Air Capital II (the "Trust"), dated April 23, 1999, is being duly executed and filed by The First National Bank of Chicago, a national banking association, First Chicago Delaware Inc., a Delaware corporation, and Stephen Nevin, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).



            1. Name. The name of the business trust formed hereby is Atlas Air Capital II.



            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware, Inc., 300 King Street, Wilmington, Delaware 19801.



            3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.


            IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Trustee


                                        By:       /s/ Sandra L. Caruba
                                           _____________________________________
                                           Name: Sandra L. Caruba
                                           Title: Vice President



                                        FIRST CHICAGO DELAWARE INC.,
                                        as Trustee


                                        By:       /s/ Sandra L. Caruba
                                           _____________________________________
                                           Name: Sandra L. Caruba
                                           Title: Vice President




                                             /s/ Stephen Nevin
                                        ________________________________________
                                                Stephen Nevin, as trustee

                                                                       EXHIBIT B

The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099


Attention:     General Counsel's Office


      Re:   Atlas Air Capital II    % [Cumulative Quarterly
            Income] Preferred Securities, [Series A]

Ladies and Gentlemen:

            The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the Atlas Air Capital II % [Cumulative Quarterly Income] Preferred Securities, [Series A] (the "Preferred Securities"), of Atlas Air Capital II, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement between Atlas Air, Inc. ("Atlas"), The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein. The payment of distributions on the Preferred Securities, and payments due upon liquidation of Issuer or redemption of the Preferred Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by Atlas to the extent set forth in a Guarantee Agreement dated ______, 1999 by Atlas with respect to the Preferred Securities. Atlas and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated __________, 1999 by and among the Underwriters, the Issuer and Atlas and the Underwriters wish to take delivery of the Preferred Securities through DTC. The First National Bank of Chicago is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

            To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

            1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about _________, 1999, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Preferred Securities nominee, Cede & Co., representing an aggregate of Preferred Securities and bearing the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance such record date.

            3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of a 11 or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

            4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable such expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

            Manager, Announcements
            Dividend Department
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, New York  10004-2695

            The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

            5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

            Call Notification Department
            The Depository Trust Company
            711 Stewart Avenue
            Garden City, New York  11530-4719

            6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

            Manager, Reorganization Department
            Reorganization Window
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, New York 10004-2695

            7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "Atlas Air Capital II ___% [Cumulative Quarterly Income] Preferred Securities, [Series A]."

            8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

            NDFS Redemption Department
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, New York 10004-2695

            9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

            10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by Global Certificates, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

            11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may deter-mine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar. 12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

            13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of Atlas Air Capital II.

                                        Very truly yours,

                                        ATLAS AIR CAPITAL II
                                        (As Issuer)

                                        (Name of Trustee)


                                        By:_____________________________________
                                           Administrative Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        ________________________________________
                                        (As Transfer Agent and Registrar)


                                        By:_____________________________________
                                           Name:
                                           Title:

Received and Accepted:

THE DEPOSITORY TRUST COMPANY


By:________________________________
     Authorized Officer

                                                                       EXHIBIT C


          THIS CERTIFICATE IS NOT TRANSFERABLE OTHER THAN AS SET FORTH
                   IN THE TRUST AGREEMENT (AS DEFINED BELOW)


Certificate Number                                   Number Of Common Securities
       C-1

                    Certificate Evidencing Common Securities

                                       of

                              ATLAS AIR CAPITAL II

                             ___% Common Securities

                (Liquidation Amount $       Per Common Security)



         Atlas Air Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Atlas Air, Inc. (the "Holder") is the registered owner of (___) common securities of the Trust representing beneficial interests of the Trust and designated the___ % Common
Securities (liquidation amount $      per Common Security) (the "Common
Securities"). To the extent set forth in Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______, 1999, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


            Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

            IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of _______, _____.

                                        ATLAS AIR CAPITAL II


                                        By:_____________________________________
                                           Name:
                                           Administrative Trustee

                           FORM OF REVERSE OF SECURITY

            Distributions payable on each Common Security will be fixed at a
rate per annum of __% through and including   , and at the Reset Rate
thereafter (the "Coupon Rate") of the stated liquidation amount of $   per
Common Security, such rate being the rate of interest payable on the Debt Securities to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the rate of
__% through and including    , and at the Reset Rate thereafter (to the extent
permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debt Securities held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day period.

            Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on _____________, _____________ and
______________ of each year, commencing on     ,    , to Holders of record one
Business Day prior to such payment date, which payment dates shall correspond to the interest payment dates on the Debt Securities. The Debt Securities Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debt Securities for a period not extending beyond the date of maturity of the Debt Securities (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest
thereon at the rate of __% through and including    , and at the Reset Rate
thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date next preceding the quarterly Distribution payment date on which the relevant Extension Period ends. Upon the termination of any Extension Period and the payment of all amounts then due, the Debt Securities Issuer may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debt Securities, and no Extension Period may end other than on a quarterly Distribution payment date.

            The Common Securities shall be redeemable as provided in the Declaration.

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably requests and instructs the Trust to repay $_____ stated liquidation amount of the within Common Security, pursuant to its terms, on the "Put Option Exercise Date," together with Distributions thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Declaration, a new Common Security or Common Securities representing the remaining stated liquidation amount, if any, of this Common Security.

For this Option to Elect Repayment to be effective, the within Common Security with this Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Property Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago IL 60670-0126,
Attention: Corporate Trust Administration, no later than 5:00 p.m. on the third
Business Day immediately preceding   ,  .

Date:               Signature:
                                    ------------------------------


                    Signature Guarantee:
                                    -------------------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Common Security in every particular without alternation or enlargement or any change whatsoever.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:               Signature:
                                    ---------------------------

         Signature Guarantee:
                                  -------------------------

            (Sign exactly as your name appears on the other side
                         of this Common Certificate)

                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

            Agreement dated as of ______________, 1999, between Atlas Air, Inc., a Colorado corporation ("Atlas"), and Atlas Air Capital II, a Delaware business trust (the "Trust").

            WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debt Securities from Atlas and to issue and sell ___% [Cumulative Quarterly Income] Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _________, 1999 as the same may be amended from time to time (the "Trust Agreement");

            WHEREAS, Atlas will directly or indirectly own all of the Common Securities of the Trust and will issue the Debt Securities;

            NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Atlas hereby agrees shall benefit Atlas and which purchase Atlas acknowledges will be made in reliance upon the execution and delivery of this Agreement, Atlas and Trust hereby agree as follows:

                                    ARTICLE I

Section 1.1. Guarantee by Atlas.

            Subject to the terms and conditions hereof, Atlas hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 1.2. Term of Agreement.

            This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at anytime any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by Atlas and The First National Bank of Chicago as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.3. Waiver of Notice.

            Atlas hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Atlas hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.4. No Impairment.

            The obligations, covenants, agreements and duties of Atlas under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the extension of time for the payment by the Trust of all or any portion of the obligations or for the performance o any other Obligation under, arising out of, or in connection with, the obligations;

            (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

            (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting the Trust or any of the assets of the Trust.

            There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Atlas with respect to the happening of any of the foregoing.

Section 1.5. Enforcement.

            A Beneficiary may enforce this Agreement directly against Atlas and Atlas waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Atlas.

Section 1.6. Subrogation.

            Atlas shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by Atlas under this Agreement; provided, however, that Atlas shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II

Section 2.1. Binding Effect.

            All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Atlas and shall inure to the benefit of the Beneficiaries.

Section 2.2. Amendment.

            So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement sha11 not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

Section 2.3. Notices.

            Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

            Atlas Air Capital II
            c/o FCC National Bank
            300 King Street
            Wilmington, Delaware 19801
            Facsimile No.:  (302) 651-8882
            Attention:  Corporate Trust Department

            Atlas Air, Inc.
            530 Commons Drive
            Golden, Colorado  80401
            Facsimile No.: (303) 526-5051
            Attention:  Chief Financial Officer

Section 2.4.

            This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

            This Agreement is executed as of the day and year first above written.

                                        ATLAS AIR, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        ATLAS AIR CAPITAL II

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E

            If the Preferred Security is to be a Global Certificate Insert--This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

            Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Atlas Air Capital II or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                           Number Of Preferred Securities
   P-_____________                                           Cusip No.__________

                Certificate Evidencing Preferred Securities

                                       of

                              ATLAS AIR CAPITAL II


     ____% [Cumulative Quarterly Income] Preferred Securities, Series
             (Liquidation Amount $___ Per Preferred Security)



            Atlas Air Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that (the "Holder") is the registered owner of (____) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Atlas Air Capital II _____% [Cumulative Quarterly Income]
Preferred Securities, Series (liquidation amount $    per Preferred Security)
(the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______, 1999, as the same may be amended from time to time (the "Trust Agreement"). The Holder is entitled to the benefits of the Guarantee Agreement entered into by Atlas Air, Inc., a Delaware corporation, and The First National Bank of Chicago, as guarantee trustee, dated as of ________, 1999, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.


            Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

            IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of ______________, ____.

                                        ATLAS AIR CAPITAL II


                                        By:_____________________________________
                                           Name:
                                           Administrative Trustee

                           FORM OF REVERSE OF SECURITY


            Distributions payable on each Preferred Security will be fixed at a rate per annum of __% through and including , and at the Reset Rate thereafter (the "Coupon Rate") of the stated liquidation amount of $ per Preferred Security, such rate being the rate of interest payable on the Debt Securities to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the rate of __% through and including , and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debt Securities held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day period.



            Except as otherwise described below, Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on _____________, _____________ and
______________ of each year, commencing on      ,     , to Holders of record
one Business Day prior to such payment date, which payment dates shall correspond to the interest payment dates on the Debt Securities. If the Preferred Securities shall not continue to remain in book-entry form or are not in book-entry form at issuance, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be one Business Day before the relevant payment dates, which payment dates shall correspond to the interest payment dates on the Debt Securities. The Debt Securities Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debt Securities for a period not extending beyond the date of maturity of the Debt Securities (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue
with interest thereon at the rate of __% through and including       , and
at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date next preceding the quarterly Distribution payment date on which the relevant Extension Period ends. Upon the termination of any Extension Period and the payment of all amounts then due, the Debt Securities Issuer may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debt Securities, and no Extension Period may end other than on a quarterly Distribution payment date.

            The Preferred Securities shall be redeemable as provided in the Declaration.

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably requests and instructs the Trust to repay $_____ stated liquidation amount of the within Preferred Security, pursuant to its terms, on the "Put Option Exercise Date," together with Distributions thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Declaration, a new Preferred Security or Preferred Securities representing the remaining stated liquidation amount, if any, of this Preferred Security.


For this Option to Elect Repayment to be effective, the within Preferred Security with this Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Property Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago IL 60670-0126, Attention: Corporate Trust Administration, no later than 5:00 p.m.
on the third Business Day immediately preceding       ,      .


Date:               Signature:
                                    ------------------------------


                    Signature Guarantee:
                                    -------------------------


Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Preferred Security in every particular without alternation or enlargement or any change whatsoever.